Exhibit 99

FOR IMMEDIATE RELEASE

           RPC, Inc. Reports 2006 Second Quarter Financial Results

      o     Revenues for the Second Quarter Increased 43.3 Percent over Prior
            Year

      o Diluted EPS for the Second Quarter Increased by 133 Percent to $0.42, Compared to $0.18 in the Second Quarter of the Prior Year

ATLANTA, July 26, 2006 -- RPC, Inc. (NYSE: RES) today announced its unaudited results for the second quarter ended June 30, 2006. RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States and in selected international markets.

For the quarter ended June 30, 2006, revenues increased 43.3 percent to $146,065,000 compared to $101,945,000 in the second quarter last year. Revenues increased compared to the prior year due to capacity additions made during the past year and higher pricing. Operating profit for the quarter was $44,350,000 compared to $19,189,000 in the prior year. Net income was $27,614,000 or $0.42 diluted earnings per share, compared to $11,910,000, or $0.18 diluted earnings per share last year.

Cost of services rendered and goods sold was $69,695,000, or 47.7 percent of revenues, during the second quarter of 2006, compared to $55,746,000, or 54.7 percent of revenues, in the prior year. The increase in these costs was due to the variable nature of many of these expenses, including compensation, materials and supplies expenses, maintenance and repair expenses, and fuel costs. As a percentage of revenues, however, these costs decreased because of higher equipment and personnel utilization which leverages fixed costs over higher revenues, and improved pricing. In addition, insurance expense decreased due to favorable loss experience compared to the prior year. Selling, general and administrative expenses increased by 23.1 percent in the second quarter of 2006 to $22,392,000 from $18,188,000 in the prior year. This increase was due primarily to higher compensation and other operational expenses consistent with higher activity levels and improved profitability. As a percentage of revenues, however, these costs decreased to 15.3 percent in 2006 compared to 17.8 percent last year due to the fixed nature of many of these expenses. Depreciation and amortization were $11,597,000 during the quarter, compared to $9,607,000 last year. This increase was due to the higher level of capital expenditures made during recent quarters.

For the six months ended June 30, 2006, revenues increased 45.2 percent to $282,089,000 compared to $194,275,000 last year. Net income increased 140.5 percent to $52,514,000, or $0.80 diluted earnings per share compared to net income of $21,837,000, or $0.33 diluted earnings per share last year.

"RPC's high activity levels continued in the second quarter of 2006," stated Richard A. Hubbell, RPC's President and Chief Executive Officer. "Our revenue growth over the prior year is principally due to the impact of increases in our capacity and pricing increases that have taken effect. The average domestic rig count during the second quarter was 1,635, 22.1 percent higher than the same period in 2005. The average price of oil increased 33 percent and the average price of natural gas decreased by six percent during the quarter compared to the prior year. Our revenues grew at a greater rate than the domestic rig count due to increases in capacity and pricing, partially offset by the elimination of revenues from the service lines that we sold in August 2005. We invested over $62,000,000 in new equipment and capitalized maintenance of existing equipment during the first six months of the year, and as we also announced today, we plan to invest approximately $160,000,000 during the second half of 2006."

Summary of Segment Operating Performance

RPC's business segments are Technical Services and Support Services.

Technical Services includes RPC's oilfield service lines that utilize people and equipment to perform value-added completion, production and maintenance services directly to a customer's well. These services are generally directed toward improving the flow of oil and natural gas from producing formations or to address well control issues. The Technical Services include pressure pumping, hydraulic workover services, coiled tubing, nitrogen, wireline, well control, downhole tools, surface production equipment, and fishing tool operations.

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2nd Quarter 2006 Press Release

Support Services includes RPC's oilfield service lines that provide equipment for customer use or services to assist customer operations. The equipment and services offered include rental of drill pipe and related tools, pipe handling, inspection and storage services and oilfield training services.

Both Technical Services and Support Services experienced stronger results due to the increased drilling rig count and related customer activity, increased capacity utilization, and higher pricing. Technical Services revenues rose 39.1 percent for the quarter compared to the prior year, driven by increased capacity and higher pricing in all of the services that comprise this segment, partially offset by the elimination of revenues from the operating assets of its hammer, casing, laydown and casing torque-turn services, which were sold in August 2005. Support Services revenues rose by 65.7 percent during the quarter compared to the prior year. This increase was driven primarily by increased capacity in the rental tool service line, which is the largest service line within Support Services, as well as improved pricing in the service lines which comprise this segment.


                                         Three Months Ended June 30   Six Months Ended June 30
                                         -----------------------------------------------------
                                            2006        2005             2006         2005
                                         -----------------------------------------------------
                                                            (in thousands)
Revenues:
   Technical services                    $ 119,572    $  85,959       $ 234,333    $ 163,917
   Support services                         26,493       15,986          47,756       30,341
   Other                                         -            -               -           17
                                         ---------    ---------       ---------    ---------
Total revenues                           $ 146,065    $ 101,945       $ 282,089    $ 194,275
                                         ---------    ---------       ---------    ---------
Operating Profit:
   Technical services                    $  37,044    $  17,330       $  73,283    $  32,118
   Support services                          8,361        3,311          13,552        5,482
   Other                                         -         (133)              -         (298)
   Corporate expenses                       (3,024)      (2,104)         (5,969)      (4,665)
Gain on disposition of assets, net           1,969          785           3,001        1,411
                                         ---------    ---------       ---------    ---------
Total operating profit                   $  44,350    $  19,189       $  83,867    $  34,048
                                         ---------    ---------       ---------    ---------
Other income, net                              119          193             380        1,463
Interest income, net                            94           78             247          170
                                         ---------    ---------       ---------    ---------
Income before income taxes               $  44,563    $  19,460       $  84,494    $  35,681
==================================       =========    =========       =========    =========

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's investor website can be found at www.rpc.net.

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the timing and amount of planned future investments. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of RPC to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Such risks include the possibility of declines in the price of oil and natural gas, which tend to result in a decrease in drilling activity and therefore a decline in the demand for our services, the actions of the OPEC cartel, the ultimate impact of current and potential political unrest and armed conflict in the oil-producing regions of the world, which could impact drilling activity, adverse weather conditions in oil or gas producing regions, including the Gulf of Mexico, competition in the oil and gas industry, and risks of international operations. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in RPC's Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005.

For information about RPC, Inc., please contact:

Ben M. Palmer
Chief Financial Officer
404.321.2140
irdept@rpc.net

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2nd Quarter 2006 Press Release


Jim Landers
Corporate Finance
404.321.2162
jlanders@rpc.net


RPC INCORPORATED AND SUBSIDIARIES

---------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS  (In thousands except per share data)
---------------------------------------------------------------------------------------------   ------------------------------------
Periods ended June 30, (Unaudited)                                 Second Quarter                             Six Months
---------------------------------------------------------------------------------------------   ------------------------------------
                                                                                   % BETTER                                 % BETTER
                                                             2006          2005     (WORSE)        2006           2005       (WORSE)
---------------------------------------------------------------------------------------------   ------------------------------------
REVENUES                                                  $ 146,065     $ 101,945      43.3%     $ 282,089     $ 194,275      45.2%
COSTS AND EXPENSES:
Cost of services rendered and goods sold                     69,695        55,746     (25.0)       135,446       106,157     (27.6)
Selling, general and administrative expenses                 22,392        18,188     (23.1)        43,475        36,594     (18.8)
Depreciation and amortization                                11,597         9,607     (20.7)        22,302        18,887     (18.1)
Gain on disposition of assets, net                           (1,969)         (785)    150.8         (3,001)       (1,411)    112.7
---------------------------------------------------------------------------------------------   ------------------------------------
Operating profit                                             44,350        19,189     131.1         83,867        34,048     146.3
Interest income, net                                             94            78      20.5            247           170      45.3
Other income, net                                               119           193     (38.3)           380         1,463     (74.0)
---------------------------------------------------------------------------------------------   ------------------------------------
Income before income taxes                                   44,563        19,460     129.0         84,494        35,681     136.8
Income tax provision                                         16,949         7,550    (124.5)        31,980        13,844    (131.0)
---------------------------------------------------------------------------------------------   ------------------------------------
NET INCOME                                                $  27,614     $  11,910     131.9%     $  52,514     $  21,837     140.5%
=============================================================================================   ====================================


EARNINGS PER SHARE
   Basic                                                  $    0.43     $    0.19     126.3%     $    0.83     $    0.34     144.1%
                                                          ===================================   ====================================
   Diluted                                                $    0.42     $    0.18     133.3%     $    0.80     $    0.33     142.4%
                                                          ===================================   ====================================

AVERAGE SHARES OUTSTANDING
     Basic                                                   63,624        63,348                   63,497        63,634
                                                             ====================                   ====================
    Diluted                                                  65,756        65,283                   65,800        65,688
                                                             --------------------                   --------------------


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2nd Quarter 2006 Press Release

RPC INCORPORATED AND SUBSIDIARIES

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
At June 30, (Unaudited)                                      (In thousands)
--------------------------------------------------------------------------------
                                                          2006           2005
--------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                              $   2,936      $  10,610
Accounts receivable, net                                 132,125         81,926
Inventories                                               16,524         12,684
Deferred income taxes                                      4,466          4,497
Income taxes receivable                                        -            577
Prepaid expenses and other current assets                  2,783          2,775
--------------------------------------------------------------------------------
  Total current assets                                   158,834        113,069
--------------------------------------------------------------------------------
Property, plant and equipment, net                       180,506        127,887
Goodwill                                                  24,093         24,738
Other assets                                               4,372          3,274
--------------------------------------------------------------------------------
  Total assets                                         $ 367,805      $ 268,968
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                       $  39,455      $  26,150
Accrued payroll and related expenses                      10,017          8,863
Accrued insurance expenses                                 3,683          3,271
Accrued state, local and other taxes                       2,330          2,222
Income taxes payable                                         723              -
Short-term debt                                            2,036          2,000
Other accrued expenses                                       756          4,814
--------------------------------------------------------------------------------
  Total current liabilities                               59,000         47,320
--------------------------------------------------------------------------------
Accrued insurance expenses                                 6,280          6,932
Pension liabilities                                       12,046         11,025
Deferred income taxes                                      8,074         10,024
Other long-term liabilities                                2,170          2,583
--------------------------------------------------------------------------------
  Total liabilities                                       87,570         77,884
--------------------------------------------------------------------------------
Common stock                                               6,492          6,423
Capital in excess of par value                            15,589         12,790
Retained earnings                                        266,008        178,625
Accumulated other comprehensive loss                      (7,854)        (6,754)
--------------------------------------------------------------------------------
  Total stockholders' equity                             280,235        191,084
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity           $ 367,805      $ 268,968
================================================================================

Certain prior year balances have been reclassified to conform with current year presentation.


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2nd Quarter 2006 Press Release

--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
Six months ended June 30,   (Unaudited)                       (In thousands)
--------------------------------------------------------------------------------
                                                             2006        2005
--------------------------------------------------------------------------------

Operating Activities:
  Net income                                               $ 52,514    $ 21,837
  Depreciation, amortization and other non-cash charges      23,776      19,547
  Other net changes in operating activities                 (23,520)     (8,866)
--------------------------------------------------------------------------------
    Net cash provided by operating activities                52,770      32,518
--------------------------------------------------------------------------------

Investing Activities:
  Capital expenditures                                      (62,534)    (34,066)
  Other investing activities                                  3,951      (1,711)
--------------------------------------------------------------------------------
    Net cash used for investing activities                  (58,583)    (35,777)
--------------------------------------------------------------------------------

Financing Activities:
  Payment of dividends                                       (6,414)     (3,400)
  Borrowings (payments) on debt, net                          2,036      (2,800)
  Cash paid for common stock purchased and retired           (1,944)    (10,211)
  Other financing activities                                  2,262         644
--------------------------------------------------------------------------------
    Net cash used for financing activities                   (4,060)    (15,767)
--------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                    (9,873)    (19,026)
Cash and cash equivalents at beginning of period             12,809      29,636
--------------------------------------------------------------------------------
Cash and cash equivalents at end of period                 $  2,936    $ 10,610
================================================================================